As filed with the Securities and Exchange Commission on November 18, 2021.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lilium N.V.

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands	0001855756	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Claude-Dornier-Straße 1

Bldg. 335, 82234

Wessling, Germany

Telephone: +49 160 9704 6857

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal

Executive Offices)

Lilium N.V. 2021 Equity Incentive Plan

Lilium GmbH Employee Stock Option Program, as amended

(Full Title of the Plans)

Roger Franks
C/O Lilium Aviation Inc.
2385 N.W. Executive Center Drive, Suite 300
Boca Raton, Florida 33431
Telephone: 561-526-8460
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Dr. Christoph Rödter

Mark Mushkin

J.T. Ho

Orrick, Herrington & Sutcliffe LLP

51 West 52nd Street

New York, NY 10019

(212) 506-5151

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A ordinary shares, nominal value €0.12 per share
- To be issued under the Lilium N.V. 2021 Equity Incentive Plan	46,752,244 (2)	$9.54 (3)	$446,016,407.76 (3)	$41,345.73 (3)
- To be issued under outstanding options and restricted stock units, which were granted under the Lilium N.V. 2021 Equity Incentive Plan upon the effectiveness of this Registration Statement on Form S-8	5,017,851 (4)	$9.21 (5)	$46,214,407.71 (5)	$4,284.08 (5)
- To be issued under outstanding options granted under the Lilium GmbH Employee Stock Option Program, as amended	18,250,000 (6)	—	—	—
TOTAL	70,020,095	N/A	$492,230,815.47	$45,629.81

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares or underlying securities, as applicable, of Class A ordinary shares of Lilium N.V. (the “Registrant”) that become issuable under (i) the Lilium N.V. 2021 Equity Incentive Plan (the “2021 Plan”), (ii) outstanding options (the “2021 Plan Options”) and restricted stock units (the “2021 Plan RSUs” and, together with the 2021 Plan Options, the “2021 Plan Awards”), which were granted under the 2021 Plan upon the effectiveness of the Registration Statement, and (iii) options (the “Prior Plan Options”) held by current employees of the Registrant, which were previously granted under the Lilium GmbH Employee Stock Option Program (the “Legacy Option Program”), in each case, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the Registrant’s outstanding Class A ordinary shares.

(2)	Represents 24,810,484 Class A ordinary shares, which remain available for future issuance under the 2021 Plan, and 21,941,760 Class A ordinary shares subject to Prior Plan Options, which would become available for issuance under the 2021 Plan upon forfeiture. The 2021 Plan, which has a ten-year term, also provides that the number of Class A ordinary shares reserved for issuance under the 2021 Plan may be increased by the Registrant’s board of directors as of the first day of each fiscal year, starting in 2022, by a number of Class A ordinary shares that does not exceed 5% of the total number of Class A ordinary shares outstanding on the last day of the preceding fiscal year.
(3)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of computing the amount of the registration fee and is equal to $9.54, the average of the high and low prices of the Registrant’s Class A ordinary shares as reported on the Nasdaq Global Select Market (“Nasdaq”) on November 11, 2021.
(4)	Represents 5,017,851 Class A ordinary shares that will be issued upon exercise or settlement of the 2021 Plan Awards.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act on the basis of the weighted average exercise and purchase price of the 2021 Plan Awards of $9.21 per Class A ordinary share, based on the exchange rate on November 11, 2021 of €0.8736 to one U.S. dollar. Pursuant to Dutch law, all Class A ordinary shares underlying the 2021 Plan RSUs have a purchase price of €0.12 per share upon settlement.
(6)	Represents 18,250,000 Class A ordinary shares that will be issued upon exercise of the Prior Plan Options, which are included in the Class A ordinary shares being registered under the 2021 Plan. See footnote 2.

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) of the Registrant includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reofferings and resales of Class A ordinary shares that may be deemed to be “restricted securities” under the Securities Act and the rules and regulations promulgated thereunder that were issued to the selling securityholders identified in the Reoffer Prospectus (the “Selling Securityholders”). The Class A ordinary shares included in the Reoffer Prospectus will be issued to the Selling Securityholders in respect of the exercise or settlement of stock awards (as described in the Reoffer Prospectus). The inclusion of such shares herein does not necessarily represent a present intention to sell any or all such Class A ordinary shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the Plans covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Lilium N.V.

7,237,740 Class A Ordinary Shares

This reoffer prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 7,237,740 Class A ordinary shares, nominal value €0.12 per share (the “Class A Shares”) of Lilium N.V. (unless otherwise indicated or the context otherwise requires, the “Company,” “Lilium,” “we,” “our” or “us”), a Dutch public limited company (naamloze vennootschap). This prospectus covers up to an aggregate 7,237,740 Class A Shares that will be issued to the Selling Securityholders pursuant to the exercise of options or settlement of restricted stock units (“RSUs”) that were granted to the Selling Securityholders by the Company or Lilium GmbH, as the case may be. We are not offering any Class A Shares and will not receive any proceeds from the sale of Class A Shares by the Selling Securityholders pursuant to this prospectus. The Selling Securityholders are “affiliates” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

The Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Class A Shares covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. The Class A Shares may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Securityholders may offer the Class A Shares for sale, and certain Selling Securityholders have entered into lock-up agreements described herein. The Selling Securityholders may sell any, all or none of the shares offered by this prospectus. See “Plan of Distribution” beginning on page 11 for more information about how the Selling Securityholders may sell or dispose of the Class A Shares covered by this prospectus.

The Class A Shares that will be issued to the Selling Securityholders pursuant to their respective stock awards would be “restricted securities” within the meaning of Rule 144 under the Securities Act before their sale under this prospectus. This prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction.

Our Class A Shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “LILM”. On November 17, 2021, the last reported sale price of our Class A Shares was $9.17 per share.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors ” section on page 6 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 18, 2021.

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or any accompanying prospectus supplement that we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any applicable prospectus supplement hereto. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement hereto is accurate only as of the date of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus or any documents incorporated by reference herein contain forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus include, but are not limited to, statements concerning our operations, cash flows, financial position and dividend policy.

Forward-looking statements are subject to risks and uncertainties. The risks and uncertainties include, but are not limited to:

•	Business or supply chain disruptions arising from the COVID-19 pandemic;

•	Any disruption from the business combination (the “Business Combination”) between the Company, Qell Acquisition Corp., a Cayman Islands exempted company, and Queen Cayman Merger LLC, a Cayman Islands limited liability company and wholly owned subsidiary of the Company to our current business plans and operations or potential difficulties in employee retention as a result of the Business Combination;

•	We may not realize the anticipated benefits of the transactions contemplated by the Business Combination;

•	The market price of our securities may be volatile due to a variety of factors, such as changes in the competitive environment in which we operate, the regulatory framework of the industry in which we operate, developments in our business and operations, and any future changes in our capital structure;

•	Our ability to maintain the listing of our securities on Nasdaq;

•	Our ability to implement business plans, operating models, forecasts, and other expectations and identify and realize additional business opportunities;

•	General economic downturns or general systematic changes to the industry in which we operate, including a negative safety incident involving one of our competitors that results in decreased demand for our jets or services;

•	We and our current and future business partners will be unable to successfully develop and commercialize our business, or experience significant delays in doing so;

•	We may never achieve or sustain profitability;

•	We will need to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all;

•	We may experience difficulties in managing our growth, moving between development phases or expanding our operations;

•	Third-party suppliers, component manufacturers or service provider partners not being able to fully and timely meet their obligations or deliver the high-level customer service that our customers will expect;

•	Lilium’s jets, and any other products Lilium may introduce from time to time, not performing as expected, delays in producing Lilium’s jets, including the Lilium 7-Seat electric vertical take-off and landing (“eVTOL”) aircraft (the “Lilium Jet”), or delays in seeking full certification of all aspects of the Lilium Jet or any other Lilium products, causing overall delays in the anticipated time frame for our commercialization and launch;

•	The technology necessary to successfully operate our business, as contemplated in the business models, is delayed, unavailable, not available at commercially anticipated prices, not sufficiently tested, not certified for passenger use or otherwise unavailable to us based on our current expectations and expected needs;

•	Any identified material weaknesses in our internal control over financial reporting which, if not corrected, could adversely affect the reliability of our financial reporting;

•	Product liability lawsuits, civil or damages claims or regulatory proceedings relating to our jets, technology, intellectual property or services;

•	Our inability to secure or protect our intellectual property; and

•	Negative publicity about us, our employees, directors, management, shareholders, affiliated parties or our founders.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described under the section titled “Risk Factors” in this prospectus. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

In addition, statements that “Lilium believes” or “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. And while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.

Although we believe the expectations reflected in the forward-looking statements were reasonable at the time made, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Lilium nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should carefully consider the cautionary statements contained or referred to in this section in connection with the forward-looking statements contained in this prospectus and any subsequent written or oral forward-looking statements that may be issued by Lilium or persons acting on our behalf.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus, including the documents incorporated by reference herein. Potential investors should read the entire prospectus carefully, including the risks of purchasing our Class A Shares discussed in “Risk Factors.”

The Company

Lilium is a next-generation transportation company. We are focused on developing an eVTOL aircraft for use in a new type of high-speed air transport system for people and goods—one that would offer increased connectivity for communities around the world as well as generate time savings to travelers, would be accessible from homes and workplaces, be affordable for a large part of the population, and be more environmentally friendly than current air transportation. Using the 7-Seater Lilium Jet, an all-electric vertical take-off and landing jet, offering leading capacity, low noise and high performance with zero operating emissions, Lilium is accelerating the decarbonization of air travel. Working with aerospace, technology and infrastructure leaders, and with planned launch networks announced in Germany, the United States and Brazil, commercial operations are projected to begin in 2024. Lilium’s strong team of over 900 employees includes approximately 400 aerospace engineers and a leadership team responsible for delivering some of the most successful aircraft in aviation history. Founded in 2015, Lilium’s headquarters and manufacturing facilities are in Munich, Germany, with teams based across Europe and the U.S.

Background

We were incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the name Qell DutchCo B.V. on March 11, 2021 solely for the purpose of effectuating the Business Combination. Prior to the Business Combination, Qell DutchCo B.V. did not conduct any material activities other than those incident to its formation and certain matters related to the Business Combination, such as the making of certain required securities law filings.

Our name was changed from Qell DutchCo B.V. to Lilium B.V. on April 8, 2021. In connection with the closing of the Business Combination, on September 10, 2021, we converted into a Dutch public limited liability company (naamloze vennootschap) with the legal name Lilium N.V.

We are registered in the Commercial Register of the Netherlands Chamber of Commerce (Kamer van Koophandel) under number 82165874. Our official seat (statutaire zetel) is in Amsterdam, the Netherlands and the mailing and business address of our principal executive office is Claude-Dornier-Straße 1, Bldg. 335, 82234, Wessling, Germany. Our telephone number is +49 160 9704 6857.

Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, we intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies. The exemptions include, but are not limited to:

•	an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Further, pursuant to Section 107 of the JOBS Act, as an emerging growth company, we have elected to use the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our consolidated financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make our Class A Shares less attractive to investors.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of equity securities held by our non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Foreign Private Issuer

We are also considered a “foreign private issuer” subject to reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. As a “foreign private issuer,” we will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. corporations pursuant to the Exchange Act. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and requirements that the proxy statements conform to Schedule 14A of the proxy rules promulgated under the Exchange Act;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•	the sections of the Exchange Act requiring insiders (i.e., officers, directors and holders of more than 10% of our issued and outstanding equity securities) to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission (the “SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•	the SEC rules on disclosure of compensation on an individual basis unless individual disclosure is required in our home country (the Netherlands) and is not otherwise publicly disclosed by us.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced reporting requirements of which we have taken advantage of in this prospectus. Accordingly, the information contained herein may be different from the information you receive from our competitors that are U.S. domestic filers, or other U.S. domestic public companies in which you have made an investment.

About This Offering

This reoffer prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this prospectus, of up to an aggregate of 7,295,115 of our Class A Shares, that will be issued to the Selling Securityholders pursuant to the exercise of options or settlement of RSUs that were granted to the Selling Securityholders by the Company or Lilium GmbH, as the case may be.

The Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Class A Shares covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares by the Selling Securityholders, although we may receive proceeds from the exercise of options or the settlement of RSUs in the event that such options or RSUs are exercised or settled for cash, as applicable. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Securityholders will be borne by them.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors”, that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business.

Corporate Information

The mailing address of our principal executive office is Claude-Dornier Straße 1, Bldg. 335, 82234 Wessling, Germany, our phone number is +49 160 9704 6857, and our website is www.lilium.com. Information contained in our website is not a part of, nor incorporated by reference into, this prospectus or our other filings with the SEC, and should not be relied upon.

The Lilium name, logos and other trademarks and service marks of Lilium appearing in this prospectus are the property of Lilium. Solely for convenience, some of the trademarks, service marks, logos and trade names referred to in this prospectus are presented without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by any other companies.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in the prospectus that we filed with the SEC on October 27, 2021 relating to our Registration Statement on Form F-1, as amended (which prospectus is incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our Class A Shares. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

DETERMINATION OF OFFERING PRICE

The Selling Securityholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

The Class A Shares offered hereby are being registered for the account of the Selling Securityholders named in this prospectus. All proceeds from the sales of the Class A Shares will go to the Selling Securityholders and we will not receive any proceeds from the resale of the Class A Shares by the Selling Securityholders, although we may receive proceeds from the exercise of options or the settlement of RSUs in the event that such options or RSUs are exercised or settled for cash, as applicable.

SELLING SECURITYHOLDERS

The following table sets forth information with respect to the Selling Securityholders and our Class A Shares beneficially owned by the Selling Securityholders as of November 1, 2021. The percentage of beneficial ownership is calculated based on 284,989,750 Lilium Class A Shares (assuming conversion of all of Lilium’s Class B ordinary shares, nominal value €0.36 per share (the “Class B Shares”), into Class A Shares) outstanding as of November 1, 2021, and does not include 19,709,946 shares issuable upon exercise of warrants to purchase Class A Shares, except as set forth below. The Selling Securityholders may offer all, some or none of the Class A Shares covered by this prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Securityholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of Class A Shares that will actually be held by the Selling Securityholders upon termination of this offering because the Selling Securityholders may offer some or all of their Class A Shares under the offering contemplated by this prospectus or acquire additional Class A Shares. We cannot advise you as to whether the Selling Securityholders will, in fact, sell any or all of such Class A Shares.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Unless otherwise indicated below, the address of each Selling Securityholder listed in the table below is c/o Lilium N.V., Claude-Dornier Straße 1, Bldg. 335, 82234 Wessling, Germany and to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Class A Shares registered on their behalf.

Name of Selling Securityholder	Class A Ordinary Shares Beneficially Owned Prior to the Resale(1)		% of Class A Ordinary Shares Beneficially Owned Prior to the Resale	% of Total Voting Power Prior to the Resale(2)	Class A Ordinary Shares Offered for Resale(3)		Class A Ordinary Shares Beneficially Owned After Completion of the Resale(1)		% of Class A Ordinary Shares Beneficially Owned After Completion of the Resale(1)	% of Total Voting Power After Completion of the Resale(2)
Henry Courpron	-		*	*	45,625	(4)	-		*	*
Dr. Thomas Enders	148,564	(5)	*	*	177,047	(6)	148,564	(7)	*	*
Barry Engle	4,213,367	(8)	1.46%	1.25%	47,402	(9)	4,211,590	(10)	1.46%	1.25%
David Neeleman	1,777	(11)	*	*	47,402	(12)	-		*	*
Geoffrey Richardson	293,230	(13)	*	*	2,436,683	(14)	-		*	*
Margaret M. Smyth	1,777	(15)	*	*	47,402	(16)	-		*	*
Gabrielle B. Toledano	1,777	(17)	*	*	47,402	(18)	-		*	*
David Wallerstein	1,054,233	(19)	*	*	-		1,054,233	(19)	*	*
Daniel Wiegand	24,413,065	(20)	8.57%	21.94%	4,341,375	(21)	24,413,065	(20)	8.57%	21.94%
Niklas Zennström	40,945,519	(22)	14.37%	12.27%	47,402	(23)	40,943,742	(24)	14.37%	12.27%

*	Less than one percent.

(1)	Represents all Class A Shares issuable pursuant to equity awards previously granted, which are or will become exercisable, vested or convertible within 60 days after November 1, 2021.

(2)	Percentage of total voting power represents voting power with respect to all Class A Shares and Class B Shares, as a single class. The holders of Class B Shares are entitled to three times as many votes per share as holders of Class A Shares.

(3)	Represents all Class A Shares issuable to a person pursuant to equity awards previously granted irrespective of whether such grants are exercisable, vested or convertible as of November 1, 2021 or will become exercisable, vested or convertible within 60 days after November 1, 2021.

(4)	Consists of 45,625 Class A Shares underlying 2021 Plan RSUs granted to Mr. Courpron effective as of the date hereof. Mr. Courpron is a member of the Board of Directors of the Company (the “Board”).

(5)	Consists of 148,564 Class A Shares held of record. Dr. Enders is the Chairman of the Board and a member of the Company’s Nominating and Corporate Governance Committee.

(6)	Consists of (i) 131,422 Class A Shares underlying Prior Plan Options and (ii) 45,625 Class A Shares underlying 2021 Plan RSUs granted to Dr. Enders effective as of the date hereof.

(7)	Consists of 148,564 Class A Shares held of record.

(8)	Consists of (i) 913,358 Class A Shares held of record, (ii) 3,298,232 warrants (the “Private Warrants”) originally issued by Qell Acquisition Corp. (“Qell”) in a private placement transaction in connection with the initial public offering of Qell, and converted into warrants to purchase Class A Shares at the closing of the Business Combination, including 3,298,232 Class A Shares issuable upon exercise of such Private Warrants, and (iii) 1,777 Class A Shares issuable upon settlement of 2021 Plan RSUs granted to Mr. Engle effective as of the date hereof that will become vested within 60 days after November 1, 2021. Mr. Engle is a member of the Board, the chair of the Company’s Audit Committee, and a member of the Company’s Compensation Committee. In addition, Mr. Engle was a director and the CEO of the Company from its formation on March 11, 2021 until his resignation on September 13, 2021 in connection with the Business Combination. During that period, Mr. Engle also had voting or dispositive control over 100% of the equity securities of the Company by virtue of his relationship with Qell Partners LLC, which owned of record 100% of such securities prior to the Business Combination. Mr. Engle was also a director and the CEO of Qell Acquisition Corp., a predecessor of the Company, until September 13, 2021. Mr. Engle’s business address is c/o Qell Partners LLC, 505 Montgomery Street, Suite 1100, San Francisco, CA 94111 USA.

(9)	Consists of 47,402 Class A Shares underlying 2021 Plan RSUs granted to Mr. Engle effective as of the date hereof.

(10)	Consists of (i) 913,358 Class A Shares held of record and (ii) 3,298,232 Private Warrants, including 3,298,232 Class A Shares issuable upon exercise of such Private Warrants.

(11)	Consists of 1,771 Class A Shares issuable upon settlement of 2021 Plan RSUs granted to Mr. Neeleman effective as of the date hereof that will become vested within 60 days after November 1, 2021. Mr. Neeleman is a member of the Board.

(12)	Consists of 47,402 Class A Shares underlying 2021 Plan RSUs granted to Mr. Neeleman effective as of the date hereof.

(13)	Consists of 293,230 Class A Shares to be issued to Mr. Richardson upon settlement of fully vested 2021 Plan RSUs granted effective as of the date hereof in satisfaction of the success fee letter agreement entered into by and between the Company and Mr. Richardson on September 10, 2021. Mr. Richardson is Chief Financial Officer of the Company.

(14)	Consists of (i) 2,088,467 Class A Shares issuable upon exercise of Prior Plan Options, (ii) 54,986 Class A shares issuable upon vesting of 2021 Plan RSUs granted to Mr. Richardson effective as of the date hereof and (iii) 293,230 Class A shares to be issued to Mr. Richardson upon settlement of fully vested 2021 Plan RSUs granted effective as of the date hereof in satisfaction of the success fee letter agreement entered into by and between the Company and Mr. Richardson on September 10, 2021.

(15)	Consists of 1,777 Class A Shares issuable upon settlement of 2021 Plan RSUs granted to Ms. Smyth effective as of the date hereof that will become vested within 60 days after November 1, 2021. Ms. Smyth is a member of the Board and the Company’s Audit Committee.

(16)	Consists of 47,402 Class A Shares underlying 2021 Plan RSUs granted to Ms. Smyth effective as of the date hereof.

(17)	Consists of 1,777 Class A Shares issuable upon settlement of 2021 Plan RSUs granted to Ms. Toledano effective as of the date hereof that will become vested within 60 days after November 1, 2021. Ms. Toledano is a member of the Board, the chair of the Company’s Compensation Committee, and a member of the Company’s Audit Committee.

(18)	Consists of 47,402 Class A Shares underlying 2021 Plan RSUs granted to Ms. Toledano effective as of the date hereof.

(19)	Consists of 1,054,233 Class A Shares held of record by the David Wallerstein and Jun Yu Living Trust for the benefit of David Wallerstein. Mr. Wallerstein is a member of the Board, the chair of the Company’s Nominating and Corporate Governance Committee, and a member of the Company’s Compensation Committee.

(20)	Consists of 24,413,065 Class A Shares issuable upon conversion of 24,413,065 outstanding Class B Shares. Mr. Wiegand is the Chief Executive Officer of the Company and Executive Director of the Board.

(21)	Consists of 4,331,375 Class A Shares underlying 2021 Plan Options granted to Mr. Wiegand effective as of the date hereof.

(22)	Consists of (i) 33,419,323 Class A Shares held of record by Atomico IV L.P. (“Atomico IV”), (ii) 7,524,419 Class A Shares held of record by Atomico IV (Guernsey) L.P. (“Atomico IV (Guernsey)”). Atomico Advisors IV, Ltd. (“Atomico Advisors IV”) is the general partner of each of Atomico IV and Atomico IV (Guernsey) and (iii) 1,777 Class A Shares issuable upon settlement of 2021 Plan RSUs granted to Mr. Zennström effective as of the date hereof that will become vested within 60 days after November 1, 2021. Niklas Zennström, Mark Dyne, Nicole Ramroop and Claris Ruwende, the members of the board of directors of Atomico Advisors IV, may be deemed to have shared voting and dispositive power over the shares held by each of Atomico IV and Atomico IV (Guernsey). The business address of Atomico IV and Atomico Advisors IV is One Capital Place, Grand Cayman, KY1-1103 Cayman Islands. The business address of Atomico IV (Guernsey) is Old Bank Chambers, La Grande Rue St. Martin’s, Guernsey, GY4 6RT, Channel Islands. Mr. Zennström is a member of the Company’s Nominating and Corporate Governance Committee. Mr. Zennström has assigned all rights, title and interest in the Class A Shares underlying his 2021 Plan RSUs to Atomico IV LP and Atomico IV (Guernsey) LP, which Class A Shares will be transferred to one or both of these funds immediately following settlement.

(23)	Consists of 47,402 Class A Shares underlying 2021 Plan RSUs granted to Mr. Zennström effective as of the date hereof.

(24)	Consists of (i) 33,419,323 Class A Shares held of record by Atomico IV and (ii) 7,524,419 Class A Shares held of record by Atomico IV (Guernsey).

Listing of Ordinary Shares

Our Class A Shares are currently listed on Nasdaq under the symbol “LILM.”

Other Material Relationships with the Selling Securityholders

Employment Relationships

The information set forth in the section titled “Executive Compensation” in the prospectus that we filed with the SEC on October 27, 2021 relating to our Registration Statement on Form F-1, as amended, under the subheadings “Other Arrangements with Management and Directors in Connection with the Closing of the Business Combination” and the “Non-Executive Director Compensation” is incorporated herein by reference.

Indemnification Agreement and Directors’ and Officers’ Liability Insurance

Our Articles of Association adopted on September 10, 2021 (as amended, the “Articles of Association”) provide for certain indemnification rights for our directors and executive officers, and we have entered into an indemnification agreement with each of our directors and executive officers providing for procedures for indemnification and advancements by Lilium of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to Lilium or, at our request, service to other entities, as directors or officers to the maximum extent permitted by Dutch law.

Lock-Up Agreements

Lilium GmbH and the Company have requested the holders of Prior Plan Options to enter into an amendment letter agreement, pursuant to which the Prior Plan Options (including any Prior Plan Options treated as RSUs for U.S. tax purposes) will become vested and exercisable, as applicable, based on the satisfaction of the service-based vesting conditions that such Prior Plan Options were originally subject to, provided that such Prior Plan Options will not be exercisable or settled, as applicable, during the 180-day lock-up period immediately following the Business Combination. It is expected that on or around the date of this Registration Statement, most of the holders of Prior Plan Options will have accepted the amendment letter described in the preceding sentence. Any Prior Plan Options treated as RSUs for U.S. tax purposes will be settled no later than March 15th of the calendar year immediately following the calendar year during which such Prior Plan Options become vested. The terms and conditions for the exercise of all other Prior Plan Options following the 180-day lock-up period are described below.

Following the 180-day lock-up period, vested Prior Plan Options must be exercised during certain exercise windows determined by the Company. The Prior Plan Options will generally expire on the tenth anniversary of the date they become exercisable. Notwithstanding the foregoing, if the employment or service of the applicable option holder terminates for any reason prior to the end of the 180-day lock-up period, the Prior Plan Options will expire upon the later of (a) the end of the last day of the 90-day period immediately following the month in which the 180-day lock-up period expires and (b) if the Prior Plan Options cannot be exercised by the option holder due to legal reasons or because there is no exercise window during that period, the end of the next exercise window in which the Prior Plan Options can be exercised. In addition, notwithstanding the foregoing, if the employment or service of the applicable option holder terminates for any reason after the end of the 180-day lock-up period, the Prior Plan Options will expire upon the later of (i) the last day of the 90-day period immediately following the date of termination and (ii) if the Prior Plan Options cannot be exercised by the option holder due to legal reasons or because there is no exercise window during that period, the end of the next exercise window in which the Prior Plan Options can be exercised.

In addition, each award agreement evidencing a 2021 Plan Award provides that, in connection with the Business Combination, each participant must agree (i) not to offer, pledge, sell, contract to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired without the prior written consent of the Company for the period commencing on the date of the Business Combination and ending on March 13, 2022, and (ii) to execute an agreement reflecting the foregoing.

PLAN OF DISTRIBUTION

The Selling Securityholders may offer and sell, from time to time, their respective Class A Shares covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•	through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;

•	distribution to employees, members, limited partners or stockholders of the selling securityholders;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•	by pledge to secured debt and other obligations;

•	delayed delivery arrangement;

•	to or through underwriters or broker-dealers;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices;

•	at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Securityholders includes donees, pledgees, transferees, distributees or other successors-in-interest selling our Class A Shares or interests in our Class A Shares received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders and such other persons, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their Class A Shares or interests in our Class A Shares on any stock exchange, market or trading facility on which our Class A Shares, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. Any transactions by the Selling Securityholders shall be made in compliance with the Company’s insider trading policy and any other applicable policies or procedures in effect as of the date thereof, as applicable.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder that is an entity may elect to make an in-kind distribution of Class A Shares to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable Class A Shares pursuant to the distribution through a registration statement.

The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain U.S. states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain U.S. states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the Selling Securityholders or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the Class A Shares which are being offered under the Registration Statement of which this prospectus forms a part will be passed upon for the Company by Van Doorne N.V., Dutch counsel to the Company.

EXPERTS

The financial statements of Lilium GmbH as of December 31, 2020, December 31, 2019 and January 1, 2019, and for the years ended December 31, 2020 and 2019, which are incorporated by reference into this prospectus, have been audited by PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, as stated in their report (which contains an explanatory paragraph relating to Lilium GmbH’s ability to continue as a going concern as described in Note 4 to the financial statements) that appears in the prospectus that we filed with the SEC on October 27, 2021 relating to our Registration Statement on Form F-1, as amended (File No. 333-259889) (the “F-1 Registration Statement”), and which report is incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Qell Acquisition Corp. as of December 31, 2020, and for the period from August 7, 2020 (inception) through December 31, 2020, which are incorporated by reference into this prospectus, have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report, which appears in the prospectus that we filed with the SEC on October 27, 2021 relating to our F-1 Registration Statement, and which report is incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We maintain a corporate website at www.lilium.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely for informational purposes.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that, except as noted below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with the rules of the SEC. These documents contain important information about us and our financial condition.

•	Our prospectus filed with the SEC on October 27, 2021, pursuant to Rule 424(b) under the Securities Act, relating to our F-1 Registration Statement, which contains audited consolidated financial statements for our latest fiscal year for which such statements have been filed;

•	Our Form 6-K filed on November 15, 2021; and

•	The description of our Class A Shares contained in our Registration Statement on Form 8-A, as filed with the SEC on August 11, 2021 (File No. 001-40736), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing such documents. For purposes of this prospectus, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

Unless expressly incorporated into this prospectus, a report furnished on Form 6-K prior or subsequent to the date hereof shall not be incorporated by reference into this prospectus, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

For purposes of this prospectus, any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

Lilium N.V.

Claude Dornier Straße 1

Bldg. 335, 82234

Wessling, Germany

Telephone: +49 160 9704 6857

Attn: Assistant Corporate Secretary

7,237,740 Class A ordinary shares

REOFFER PROSPECTUS

November 18, 2021

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	Our prospectus filed with the SEC on October 27, 2021, pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form F-1, as amended (File No. 333-259889), which contains audited consolidated financial statements for our latest fiscal year for which such statements have been filed;

•	Our Form 6-K filed on November 15, 2021; and

•	The description of our Class A Shares contained in our Registration Statement on Form 8-A, as filed with the SEC on August 11, 2021 (File No. 001-40736), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act , prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 6-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the Class A Shares is being passed upon for the Registrant by Van Doorne N.V., Dutch counsel to the Company. A copy of this opinion is attached as Exhibit 5.1 to this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Under Dutch law, directors of a Dutch public company may be held jointly and severally liable to the Company for damages in the event of improper performance of their duties. In addition, directors may be held liable to third parties for any actions that may give rise to a tort. This applies equally to our managing directors, supervisory directors, non-executive directors and executive directors.

Pursuant to our articles of association and unless Dutch law provides otherwise, the Company shall indemnify and hold harmless any actual and former managing directors, supervisory directors, non-executive directors and executive directors, other members of the executive committee and proxy holders (each of them an “Indemnified Person”, against any and all liabilities, claims, judgments, fines and penalties (the “Claims”) incurred by the Indemnified Person as a result of any threatened, pending or completed action, investigation or other proceeding, whether civil, criminal or administrative (each, a “Legal Action”), brought by any party other than the Company itself or any subsidiaries within the meaning of Section 2:24a of the Dutch Civil Code (“Subsidiaries”), in relation to acts or omissions in or related to his capacity as an Indemnified Person.

Claims will include derivative actions brought on behalf of the Company or any Subsidiaries against the Indemnified Person and Claims by the Company (or any Subsidiaries) itself for reimbursement for Claims by third parties on the ground that the Indemnified Person was jointly liable toward that third party in addition to the Company.

The Indemnified Person will not be indemnified with respect to Claims insofar as they relate to the gaining in fact of personal profits, advantages or compensation to which the Indemnified Person was not legally entitled, or if the Indemnified Person shall have been adjudged to be liable for willful misconduct (opzet) or intentional recklessness (bewuste roekeloosheid).

Any expenses (including reasonable attorneys’ fees and litigation costs) (collectively, “Expenses”) incurred by the Indemnified Person in connection with any Legal Action shall be settled or reimbursed by the Company, but only upon receipt of a written undertaking by that Indemnified Person that they shall repay such Expenses if a competent court in an irrevocable judgment has determined that they are not entitled to be indemnified. Expenses shall be deemed to include any tax liability which the Indemnified Person may be subject to as a result of his indemnification.

In the case of a Legal Action against the Indemnified Person by the Company itself or any Subsidiary(s), the Company will settle or reimburse to the Indemnified Person their reasonable attorneys’ fees and litigation costs, but only upon receipt of a written undertaking by that Indemnified Person that they shall repay such fees and costs if a competent court in an irrevocable judgment has resolved the Legal Action in favor of the Company or the relevant Subsidiary(s) rather than the Indemnified Person.

Expenses incurred by the Indemnified Person in connection with any Legal Action will also be settled or reimbursed by the Company in advance of the final disposition of such action, but only upon receipt of a written undertaking by that Indemnified Person that they shall repay such Expenses if a competent court in an irrevocable judgment has determined that they are not entitled to be indemnified. Such Expenses incurred by Indemnified Persons may be so advanced upon such terms and conditions as the Board decides.

We have entered into indemnification agreement with each of our directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

See also the undertakings set out in response to Item 9 hereof.

Item 7. Exemption from Registration Claimed.

The shares being reoffered and resold pursuant to the Reoffer Prospectus were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and/or Rule 701 promulgated thereunder, as transactions by an issuer not involving a public offering or pursuant to a written compensatory benefit plan.

Item 8. Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Date	Filed Herewith

5.1	Opinion and Consent of Van Doorne N.V.					X

23.1	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Qell Acquisition Corp.					X

23.2	Consent of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm of Lilium GmbH.					X

23.3	Consent of Van Doorne N.V. (filed as part of Exhibit 5.1).					X

24.1	Power of Attorney (filed as part of signature page hereto).					X

99.1	Lilium N.V. 2021 Equity Incentive Plan	20-F	001-40736	4.8	September 20, 2021

99.2	Lilium N.V. Employee Stock Purchase Plan	20-F	001-40736	4.9	September 20, 2021

99.3	Lilium N.V. Employee Stock Option Program, as amended					X

Item 9. Undertakings.

a.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wessling, Germany on the 18th day of November 2021.

Lilium N.V.

Date: November 18, 2021	By:	/s/ Daniel Wiegand
	Name:	Daniel Wiegand
	Title:	Chief Executive Officer and Executive Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Daniel Wiegand and Geoffrey Richardson, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Daniel Wiegand	Chief Executive Officer and Executive Director (Principal Executive Officer)	November 18, 2021
/s/ Geoffrey Richardson	Chief Financial Officer (Principal Financial and Accounting Officer)	November 18, 2021
/s/ Henri Courpron	Non-executive Director	November 18, 2021
/s/ Dr. Thomas Enders	Non-executive Director	November 18, 2021
/s/ Barry Engle	Non-executive Director	November 18, 2021
/s/ David Neeleman	Non-executive Director	November 18, 2021
/s/ Margaret M. Smyth	Non-executive Director	November 18, 2021
/s/ Gabrielle Toledano	Non-executive Director	November 18, 2021
/s/ David Wallerstein	Non-executive Director	November 18, 2021
/s/ Niklas Zennström	Non-executive Director	November 18, 2021

Authorized Representative

Pursuant to the requirement of the Securities Act, the undersigned, the duly authorized representative in the United States of Lilium N.V., has signed this registration statement on the 18th day of November 2021.

LILIUM N.V.

By:	/s/ Geoffrey Richardson
	Name:	Geoffrey Richardson
	Title:	Chief Financial Officer